Exhibit (d)(16)

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Agreement”) is effective this 17th day of December, 2008, between GLOBAL DIVERSIFIED INDUSTRIES, INC., a Nevada corporation, (the “Company”) and Phillip Hamilton (the “Executive”).

BACKGROUND INFORMATION

The Company desires to promote the long-term interests of the Company by retaining the Executive. In order to achieve such goal, the Company has determined to provide Executive with compensation opportunities based on the performance of the Company. To that end, the Company has decided to grant the Executive a right to acquire an option to purchase common shares of the Company (the “Shares”) under this Agreement. Accordingly, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

OPERATIVE PROVISIONS

1. Grant of Option. The Company hereby irrevocably grants to the Executive the right and option (the “Option”), subject to Section 4 below, to purchase all or any part of an aggregate of 68,168,164 Shares on the terms and conditions herein set forth.

2. Exercise Price. The exercise price for each Share shall be five cents ($0.05) per share.

3. Term of the Option. The maximum term of the Option shall be for a period of seven (7) years after the date of this Agreement. The Option, when and if vested, shall expire on the seventh (7th) anniversary of this agreement (the “Expiration Date”).

4. Vesting. The Option shall vest and become exercisable upon the satisfaction in full (inclusive of all principal, interest and penalties) of the six million and 00/100 U.S. Dollar ($6,000,000.00) loan made to the Company by Debt Opportunity Fund, LLP (“DOF”), under the terms of that certain Loan and Securities Agreement by and between the Company and DOF, of even date herewith.

5. Exercise Procedure.

5.1 Manner of Exercise. Subject to Section 4 above, the Executive shall be entitled to exercise this Option, in whole or in part at any time or times in accordance with the provisions of this Section 5, by delivering written notice of such exercise to the office of the Secretary of the Company or to such other location as may be designated by the Company, specifying therein the number of Shares with respect to which the Option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired.

5.2 Payment of Exercise Price. Payment shall be made in cash. No Shares shall be issued until full payment therefore has been made in the manner, set forth above.

6. Transferability of Option. The Option shall not be transferable otherwise than, by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Executive only by the Executive or by the Executive’s guardian or legal representative. Notwithstanding the preceding provisions of this Section, the Executive, at any time prior to his death, may assign all or any portion of an Option granted to him to (i) his spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his spouse or lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendants, trustee, or partnership will be entitled to all the rights of the Executive with respect to the assigned portion of the Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Executive does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Executive and a copy thereof shall, be delivered to the Company on or prior to the effective date of the assignment.

7. Stock Certificates. Upon exercise of the Option and payment of the exercise price, the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option (or, if the Option shall be exercised by the Executive and if the Executive shall so request in the notice exercising the Option, shall be registered in the name of the Executive and another person jointly, with right of survivorship) and shall be delivered upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than the Executive, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and no assessable.

8. No Additional Rights. The Executive shall have no right to be employed by the Company under the terms of this Agreement or interfere in any way with the right of the Company to terminate any employment of the Executive at any time. Neither the Executive nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of common stock issuable upon exercise of the Option, unless and until the purchase price for such shares shall have been paid in full. Nothing in this Agreement shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under this Agreement to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all, or any part of the business and assets of any person, firm, corporation, association or other entity.

9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given on the day delivered if delivered personally, within three (3) Business Days after being sent if sent by registered or certified mail (postage prepaid, return receipt requested), the next day after being sent if sent by overnight courier (prepaid) or the next day after being sent if sent by telecopier to either party at the following address:

If to the Company:

Global Diversified Industries, Inc.
1200 Airport Drive
Chowchilla, CA 93610
Attention: P. Hamilton, CEO
Telephone: (559) 665-5800
Telecopier: (___) ___-____
E-Mail: phamilton@gdvi.net

If to the Executive:

Mr. Phillip Hamilton
1100-14th St., 2nd Floor
Modesto, CA  95354
Telephone:(209) 769-9859
Telecopier: (559) 665-7066
E-Mail: phamiltongdvi.net

or to such other address as either party shall have specified for itself or himself from time to time to the other party in writing.

10. Investment Purpose. The Option is granted on the express condition that the purchase of Shares upon an exercise hereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such shares, at the time of their issuance and delivery, are registered under the Securities Act or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling.

11. Certificates. Within five (5) Business Days after the exercise date, the Company shall, subject to the receipt of withholding tax, if any, issue to the Executive the number of shares with respect to which such Option shall be so exercised, and shall deliver to the Executive a certificate (or certificates) therefore. The certificate shall bear the following legends, if applicable:

“THIS COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR APPLICABLE STATE SECURITIES LAW AND MAY BE OFFERED, SOLD, OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR APPLICABLE STATE SECURITIES LAW OR IF THE PROVISIONS OF RULE 144(K) UNDER THE ACT ARE APPLICABLE OR IF IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

12. Taxes.

12.1 Withholding of Taxes. The Company shall have the right to deduct from any payment or settlement upon the exercise of the Option, or the delivery of any Shares, any federal, state, local or other taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, in the event that the Executive disposes of any Shares, the Company shall have the right to require the Executive to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements as a condition to registering the transfer of such Shares on its books. If the Company, in its sole discretion, permits Shares of the Company’s common stock to be used to satisfy any such tax withholding, such shares shall be valued based on the Fair Market Value of such shares as of the date the tax withholding is required to be made.

12.2 Code § 409A. The Options issued hereunder are intended to avoid the inclusion of amounts with respect to the Options as deferred compensation of Executive under Code § 409A. However, neither the Company nor any of its affiliates makes any representations with respect to the application of Code § 409A to the Options and, by the acceptance of the Options, Executive agrees to accept the potential application of Code § 409A to the Options and the other tax consequences of the issuance, vesting, ownership, modification, adjustment and disposition of the Options. Executive agrees to hold harmless and indemnify the Company and its affiliates from any adverse tax consequences to Executive with respect to the Options, any withholding obligations of the Company or its affiliates with respect to the Options, and from any action or inaction, or omission of the Company or its affiliates pursuant to the Plan or otherwise that may cause such Options to be or become subject to Code § 409A.

13. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto. The Option shall be exercised in accordance with such administrative regulations as the Company shall from time to time adopt and may be amended from time to time by the Company in its sole and absolute discretion.

14. Acceptance by Executive. The exercise of the Option is conditioned upon the acceptance of Executive of the terms hereof as evidenced by his execution of this Agreement. Executive acknowledges and represents that he has reviewed the terms of this Agreement and has been advised of his right to consult with a tax advisor, financial consultant or legal counsel to obtain legal or financial advice regarding this Agreement.

15. Definitions.  When used herein, the following terms shall have the meaning set forth, below:

“Board” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in Tampa, Florida are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Common Stock” means the Company’s common stock, par value $.001 per share.

“Disability” shall have the meaning as set forth in § 409A(a)(2)(c) of the Code.

“Securities Act” shall mean the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

16. Amendment. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Employee.

17. Application of New York Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New York.

The Executive and the Company have executed this Agreement on the day and year first written above.

GLOBAL DIVERSIFIED INDUSTRIES, INC.

By:           /s/ PHILLIP HAMILTON
Phillip Hamilton, Chief Executive Officer

EXECUTIVE:

/s/ PHILLIP HAMILTON
Phillip Hamilton